UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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NORTHWEST BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 10, 2008
Dear Stockholder:
We cordially invite you to attend the 2008 Annual Meeting of Stockholders of Northwest Bancorp, Inc., the parent company of Northwest Savings Bank. The Annual Meeting will be held at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. (Pennsylvania time) on May 21, 2008.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Northwest Bancorp, Inc. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.
The business to be conducted at the Annual Meeting includes the election of three directors, the approval of the Northwest Bancorp, Inc. 2008 Stock Option Plan and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2008.
Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Northwest Bancorp, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2007, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

William J. Wagner
Chairman of the Board, President and Chief Executive Officer

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 21, 2008
2008 ANNUAL MEETING OF STOCKHOLDERS May 21, 2008
REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — APPROVAL OF THE NORTHWEST BANCORP, INC. 2008 STOCK OPTION PLAN
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
STOCKHOLDER PROPOSALS
OTHER MATTERS
MISCELLANEOUS
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

NORTHWEST BANCORP, INC.
100 Liberty Street
Warren, Pennsylvania 16365-2353
(814) 726-2140
NOTICE OF
2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2008
     Notice is hereby given that the 2008 Annual Meeting of Stockholders of Northwest Bancorp, Inc. will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on May 21, 2008 at 11:00 a.m. Pennsylvania time.
     A Proxy Card and a Proxy Statement for the Meeting are enclosed.
     The Meeting is for the purpose of considering and acting upon:
1.	The election of three directors;

2.	The approval of the Northwest Bancorp, Inc. 2008 Stock Option Plan;

3.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2008; and
such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.
     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 31, 2008, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
     EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF NORTHWEST BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

Gregory C. LaRocca
Executive Vice President and Corporate Secretary

Warren, Pennsylvania
April 10, 2008

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
NORTHWEST BANCORP, INC.
100 Liberty Street
Warren, Pennsylvania 16365-2353
(814) 726-2140
2008 ANNUAL MEETING OF STOCKHOLDERS
May 21, 2008
     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancorp, Inc. to be used at the 2008 Annual Meeting of Stockholders of Northwest Bancorp, Inc., which will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on May 21, 2008, at 11:00 a.m., Pennsylvania time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 14, 2008.
REVOCATION OF PROXIES
     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to Northwest Bancorp, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.
     Proxies may be revoked by sending written notice of revocation to the Secretary of Northwest Bancorp, Inc., Gregory C. LaRocca, at the address shown above, or by returning a duly executed proxy bearing a later date by mail, Internet or telephone, as described on your Proxy Card. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     Holders of record of our shares of common stock, par value $0.10 per share, as of the close of business on March 31, 2008 are entitled to one vote for each share then held. As of March 31, 2008, there were 48,453,958 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
     As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
     As to the approval of the Northwest Bancorp, Inc. 2008 Stock Option Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such approval. The affirmative vote of (x) a majority of the shares represented at the annual meeting and entitled to vote, and (y) a majority of the votes cast at the annual meeting by stockholders other than by our majority stockholder, Northwest Bancorp, MHC is required for the approval of the Northwest Bancorp, Inc. 2008 Stock

Option Plan. For purposes of the vote required in clause (x) above, shares as to which the “ABSTAIN” box has been selected will be treated as votes cast and will have the same effect as a vote against ratification. For purposes of the vote required in clause (y) above, shares as to which the “ABSTAIN” box has been selected are not considered votes cast for or against approval. Broker non-votes are not considered represented at the annual meeting and are not considered votes cast for or against approval of the Northwest Bancorp, Inc. 2008 Stock Option Plan.
     As to the ratification of KPMG LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2008. Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter. Broker non-votes are not considered represented at the annual meeting and entitled to vote on the matter.
     Our management anticipates that Northwest Bancorp, MHC, our majority stockholder, will vote all of its shares in favor of all the matters set forth above. If Northwest Bancorp, MHC votes all of its shares in favor of each proposal, the approval of proposals I and III would be assured.
     Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of March 31, 2008, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding

Northwest Bancorp, MHC	30,536,457	63.0%
100 Liberty Street
Warren, Pennsylvania 16365

Northwest Bancorp, MHC,	31,401,366	64.8%
and all directors and executive
officers of Northwest Bancorp, Inc.
and Northwest Savings Bank as a group
(13 directors and officers) (2)

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Includes shares of common stock held by Northwest Bancorp, MHC, of which our directors are also trustees. Excluding shares of common stock held by Northwest Bancorp, MHC, directors and executive officers of Northwest Bancorp, Inc. and Northwest Savings Bank owned 864,909 shares of common stock, or 1.8% of the outstanding shares.
PROPOSAL 1 — ELECTION OF DIRECTORS
     Our Board of Directors consists of nine members. Our bylaws provide that approximately one-third of the directors are to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated William J. Wagner, Thomas K. Creal, III and A. Paul King to serve as directors for three-year terms. Each nominee is currently a member of the Board of Directors.

     The table below sets forth certain information regarding the composition of our Board of Directors as of March 31, 2008, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

					Shares of
		Positions			Common Stock
		Held in Northwest	Director	Current Term	Beneficially		Percent
Name (1)	Age	Bancorp, Inc.	Since (2)	to Expire	Owned (3)		of Class

	NOMINEES

William J. Wagner	54	Chairman of the Board,	1994	2008	218,961	(4)	*
		President and Chief
		Executive Officer
Thomas K. Creal, III	69	Director	1982	2008	10,905	(5)	*
A. Paul King	64	Director	2001	2008	32,235	(6)	*

	DIRECTORS CONTINUING IN OFFICE

Richard L. Carr	66	Director	1982	2009	56,745	(7)	*
John M. Bauer	66	Director	1999	2009	30,954	(8)	*
Philip M. Tredway	60	Director	2007	2009	1,552		*
Robert G. Ferrier	68	Director	1980	2010	30,946	(9)	*
Richard E. McDowell	64	Director	1972	2010	73,729	(10)	*
Joseph F. Long	66	Director	2001	2010	47,069	(11)	*

	EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gregory C. LaRocca	57	Executive Vice President	N/A	N/A	110,267	(12)	*
		and Corporate Secretary
Robert A. Ordiway	59	Executive Vice President-	N/A	N/A	124,894	(13)	*
		Marketing and Facilities
William W. Harvey, Jr.	41	Executive Vice President-	N/A	N/A	45,723	(14)	*
		Finance and Chief Financial Officer
Steven G. Fisher	51	Executive Vice President-	N/A	N/A	80,929	(15)	*
		Banking Services

*	Less than 1%.

(1)	The mailing address for each person listed is 100 Liberty Street, Warren, Pennsylvania 16365-2353.

(2)	Reflects initial appointment to the Board of Directors of Northwest Savings Bank for directors elected prior to 1998. Each director of Northwest Bancorp, Inc. is also a trustee of Northwest Bancorp, MHC, which owns the majority of the issued and outstanding shares of common stock.

(3)	See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof.”

(4)	Includes options to purchase 50,800 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(5)	Includes options to purchase 8,500 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(6)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(7)	Includes options to purchase 16,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(8)	Includes options to purchase 13,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(9)	Includes options to purchase 16,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(10)	Includes options to purchase 16,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(11)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(12)	Includes options to purchase 24,230 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(13)	Includes options to purchase 24,230 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(14)	Includes options to purchase 27,980 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(15)	Includes options to purchase 24,230 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

Directors
     The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated.
     William J. Wagner was named President and Chief Executive Officer of Northwest Savings Bank in August 1998, President and Chief Executive Officer of Northwest Bancorp, Inc. in June 2001 and Chairman of the Board of Northwest Savings Bank and Northwest Bancorp, Inc. in July 2003. Mr. Wagner was the Chief Financial Officer of Northwest Savings Bank since 1984 and was named Chief Operating Officer in 1996. Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the Board of Directors in 1994. Mr. Wagner is a certified public accountant.
     John M. Bauer is co-founder, partner and President of Contact Technologies, Inc., an electrical component manufacturer in St. Marys, Pennsylvania. He has served in that capacity since 1989.
     Richard L. Carr served as Superintendent of the Titusville Area School District, Titusville, Pennsylvania from 1986 until his retirement in 1996. Mr. Carr was appointed Lead Director of Northwest Bancorp, Inc. in 2003.
     Thomas K. Creal, III is a self employed architectural consultant. He previously served as an architect in the architectural firm of Habiterra Architecture & Landscape Architecture, in Warren, Pennsylvania from 2003 until his retirement in December 2007, and was an owner/partner in the firm’s predecessor from 1970 to 2003.
     Robert G. Ferrier has been President of Ferrier’s True Value Hardware, Erie, Pennsylvania since 1957.
     A. Paul King has been President of Oral Surgery of Erie, Erie, Pennsylvania since 1999, and was Vice President from 1974 through 1999. Dr. King was previously a Director of The Heritage Trust Company, which was acquired by Northwest Savings Bank in 2000.
     Joseph F. Long has served as President of the Passavant Hospital Foundation in Pittsburgh, Pennsylvania since January 2000. Mr. Long is a certified public accountant, and retired as a partner of KPMG LLP in January 2000. During Mr. Long’s 36 years at KPMG LLP he held positions including Regional Partner in charge of thrift practice for the third Federal Home Loan Bank District and partner in charge of financial service assurance based consulting services for KPMG LLP’s mid-Atlantic area. He was also a member of the KPMG LLP firm-wide Audit Committee.
     Richard E. McDowell is President Emeritus of the University of Pittsburgh at Bradford, Bradford, Pennsylvania. He served as President of the University from 1970 until August 2002.
     Philip M. Tredway has been President and Chief Executive Officer of Erie Molded Plastics, Inc., Erie, Pennsylvania since 1982.
Executive Officers who are not Directors
     The principal occupation during the past five years of each of our executive officers, other than Mr. Wagner, is set forth below. All executive officers have held their present positions for five years unless otherwise stated.
     Gregory C. LaRocca was employed by Northwest Savings Bank beginning in 1992, and currently serves as Executive Vice President of the Investment and Trust Services Group and Corporate Secretary for Northwest Savings Bank and Northwest Bancorp, Inc. He was previously Chief Executive Officer of American Federal Savings, which merged with Northwest Savings Bank in March 1992.
     Robert A. Ordiway has been employed by Northwest Savings Bank since 1975, most recently as Executive Vice President, Marketing and Facilities. He was formerly Executive Vice President of the Retail Delivery Systems Group of Northwest Savings Bank.

     William W. Harvey, Jr. has been employed by Northwest Savings Bank since 1996 and currently serves as Executive Vice President, Finance and Chief Financial Officer for Northwest Savings Bank and Northwest Bancorp, Inc. Mr. Harvey is a certified public accountant.
     Steven G. Fisher has been employed by Northwest Savings Bank since 1983, most recently as Executive Vice President of the Banking Services Group. He was formerly Senior Vice President of Operations of Northwest Savings Bank.
Board Independence
     The Board of Directors has determined that Directors Bauer, Carr, Creal, Ferrier, King, Long, McDowell, and Tredway, are each “independent” within the meaning of the Nasdaq corporate governance listing standards. Mr. Wagner is not independent by virtue of being an employee of Northwest Savings Bank. In addition, the Board of Directors has appointed Mr. Carr as Lead Director. In this capacity, Mr. Carr chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Carr also acts as liaison between the Chairman and the independent directors.
     In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “—Transactions With Certain Related Persons,” below. Each of Directors John M. Bauer, Richard L. Carr and Richard E. McDowell has a Northwest Savings Bank credit card. Director Carr also has a home equity line of credit with Northwest Savings Bank. Director Robert E. Ferrier has a mortgage loan and a home equity line of credit with Northwest Savings Bank. Additional loans (including mortgage loans, lines of credit, credit cards and automobile loans) have been made to related persons of Directors Carr, Creal, Ferrier, Long and McDowell.
Meetings and Committees of the Board of Directors
     The business of Northwest Bancorp, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors meet in executive sessions. The standing committees consist of the Executive, Audit, Compensation, Nominating, Risk Management, Governance and Trust Committees. Mr. Wagner, our Chairman of the Board and President, is a member of the Executive and Trust Committees. During the year ended December 31, 2007, the Board of Directors met at twelve regular meetings. No special meetings were called. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees of the board on which he served (during the periods that he served). The duties and responsibilities of the Compensation, Audit and Nominating Committees follows:
     Compensation Committee. The Compensation Committee is composed of independent, non-employee directors who are not eligible to participate in management compensation programs. The current members of the Compensation Committee consist of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King and Tredway. The Compensation Committee meets at least quarterly, or more frequently if necessary. Our Governance Committee has adopted a written charter for the Compensation Committee, which is available at our website at http://www.northwestsavingsbank.com. The Compensation Committee met five times during the year ended December 31, 2007. The purpose of the Compensation Committee is to, among other things, assist the Board in fulfilling their responsibilities regarding:
•	compensation of the executive officers, other senior officers and employees, including oversight of our base salary, cash incentive compensation, equity-based awards and other benefits and perquisites; and

•	evaluating the performance of the Chief Executive Officer on an annual basis and approving the base salary, cash incentive bonus, equity-based incentive awards and other compensation of the Chief Executive Officer.

     In furtherance of these objectives, the Compensation Committee is responsible, among others, for:
•	approving the corporate compensation philosophy, including overseeing and monitoring the executive compensation policies, plans and programs for such officers to ensure that they are consistent with the compensation philosophy and the long-term interests of our shareholders;

•	reviewing and if appropriate, amending and approving management’s recommendations for compensation issues such as salary ranges, annual merit increases, annual bonuses and long-term incentive plans, including equity-based compensation programs such as stock options and restricted stock awards;

•	annually reviewing the Chief Executive Officer’s evaluation of the performance of the senior executives who report directly to the Chief Executive Officer in connection with its overall review of executive compensation;

•	evaluating, reviewing and approving the execution of management contracts and severance agreements for senior executives and reviewing the annual renewal of such contracts;

•	reviewing and approving all employee benefit plans including retirement plans and health insurance; and

•	at least annually, in consultation with the independent members of the Board and the Chief Executive Officer, reviewing succession planning and management development activities and strategies regarding the Chief Executive Officer and other members of senior management.
     The Compensation Committee shall have available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, relies on the assistance of professionals within our Human Resources Department. Although the Human Resources Department utilizes survey information provided by compensation consultants in recommending compensation levels, the Compensation Committee does not directly utilize compensation consultants in determining director or executive officer compensation.
     Audit Committee. The Audit Committee consists of Directors Bauer, who serves as Chairman, Carr, Long and McDowell. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that each of Messrs. Bauer and Long qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Messrs. Bauer and Long is included in “—Directors.” Our Governance Committee has adopted a written charter for the Audit Committee, which is available at our website at http://www.northwestsavingsbank.com. The Audit Committee met six times during the year ended December 31, 2007.
     The duties and responsibilities of the Audit Committee include, among other things:
•	retaining, overseeing and evaluating an independent registered public accounting firm to audit our annual financial statements;

•	overseeing our external financial reporting processes;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm;

•	reviewing the audited financial statements with management and the independent registered public accounting firm;

•	considering whether certain relationships with the independent registered public accounting firm and the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	overseeing the activities of the internal audit staff and reviewing management’s administration of the system of internal accounting controls; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter.
     Nominating Committee. The Nominating Committee Charter provides that the Nominating Committee will consist of a minimum of three independent directors. For the year ended December 31, 2007, the Nominating Committee consisted of all of our non-employee directors. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Governance Committee has adopted a written charter for the Nominating Committee, which is available at our website at http://www.northwestsavingsbank.com. The Nominating Committee met once during the year ended December 31, 2007.
     The functions of the Nominating Committee include the following:
•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;

•	developing and recommending to the Board of Directors other specific criteria for the selection of individuals to be considered for election or re-election to the Board of Directors;

•	adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter and recommending any proposed changes to the Governance Committee.
     The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:
•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to Northwest Bancorp, Inc. and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.
     The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.
     Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2007 annual meeting of stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 100 Liberty Street, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2009 Annual Meeting of Stockholders no later than November 21, 2008.
     The submission must include the following information:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northwest Bancorp, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.
     Stockholder Communications with the Board. A stockholder of Northwest Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at 100 Liberty Street, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of Northwest Bancorp, Inc. and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed; or

•	attempt to handle the inquiry directly, or forward the communication for response by another employee of Northwest Bancorp, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our stockholder relations officer.
     At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.
Attendance at Annual Meetings of Stockholders
     Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All of our then-current directors attended the prior fiscal year’s annual meeting of stockholders.
Code of Ethics
     We have adopted a Code of Ethics that is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at http://www.northwestsavingsbank.com. Amendments to and waivers from the Code of Ethics with respect to directors and executive officers will also be disclosed on our website.
Code of Conduct
     We have adopted a Code of Conduct that is applicable to all employees. Each year, the employees are trained with respect to their responsibilities under, and acknowledge that they understand their responsibilities and will comply with all aspects of, the Code of Conduct.
Audit Committee Report
     The Audit Committee has issued a report that states as follows:
•	we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2007;

•	we have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•	we have received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and have discussed with the independent registered public accounting firm their independence.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.
     This report has been provided by the Audit Committee, which consists of Directors Bauer (Chairman), Carr, Long and McDowell.
Section 16(a) Beneficial Ownership Reporting Compliance
     The common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Northwest Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and

Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of Northwest Bancorp, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2007.
Compensation Committee Interlocks and Insider Participation
     Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King and Tredway. None of these individuals was an officer or employee of Northwest Bancorp, Inc. during the year ended December 31, 2007, or is a former officer of Northwest Bancorp, Inc. Except as described below for Director Ferrier, none of the members of the Compensation Committee had any relationship requiring disclosure under “—Transactions with Certain Related Persons.”
     The following table sets information with respect to loans made by Northwest Savings Bank to Director Ferrier, pursuant to which Director Ferrier received interest rate discounts available to employees of Northwest Savings Bank, as described in “—Transactions with Certain Related Persons.” These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

			Largest			Principal
		Nature	Aggregate		Principal	Paid	Interest Paid
		Of	Balance over	Interest	Balance	01/01/07 to	01/01/07 to
Name	Position	Transaction	Disclosure Period	Rate	12/31/07	12/31/07	12/31/07
Robert G. Ferrier	Director	Mortgage Fixed Term	$346,110	4.875% Fixed	$319,925	$26,185	$16,307
		Home Equity Line of Credit	$42,746	9.750% Variable	$33,735	$39,000	$3,257
     During the year ended December 31, 2007, (i) no executive of Northwest Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancorp, Inc.; (ii) no executive officer of Northwest Bancorp, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancorp, Inc.; and (iii) no executive officer of Northwest Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Northwest Bancorp, Inc.
Compensation Committee Report
     The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.
     This report has been provided by the Compensation Committee, which consists of Directors Carr (Chairman), Bauer, Creal, Ferrier, King and Tredway.

Compensation Discussion and Analysis
     Compensation Philosophy. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our overall corporate compensation philosophy. The Compensation Committee’s goal is to ensure that the total compensation paid to all employees, including executive officers, is fair, reasonable and competitive. In that regard, the Compensation Committee has adopted a framework for our compensation program that is intended to:
•	provide a total compensation program that is aligned with the interests of our stockholders;

•	attract and retain talent needed to contend in a competitive market environment;

•	assist in balancing the sometimes competing needs of external competitiveness, internal consistency, organizational economics, management flexibility, ease of understanding and simplicity of administration;

•	ensure all employees (including executive officers) receive rewards based on performance and value added to the organization in an environment built on shared leadership; and

•	use long-term equity programs to motivate and reward performance that increases our market value over time, align senior management interests with the organization’s strategic business objections and to provide a retention incentive.
     At least four times a year, the Compensation Committee meets to review various aspects of our programs with the assistance of our Human Resources Director. These reviews are intended to assure:
•	the framework for executive officer compensation supports our business strategy and corporate compensation philosophy;

•	the overall compensation package, including the mix of base salary, annual cash bonuses and equity awards is competitive; and

•	the overall program is aligned with stockholders’ interest.
     The senior management compensation program utilizes competitive peer group information to determine base salary and annual cash bonus levels. We establish compensation levels for all positions with a goal that the total compensation paid for that position will approximate the market median (50th percentile). See “—Market Comparisons.” Market compensation is developed using national and/or regional financial industry data for executives and other management-level employees, and regional and/or local pay practices for other employees.
     Compensation Program. Compensation paid to our executive officers for 2007 consisted primarily of performance-based salary, annual cash bonuses and stock option awards. An annual cash bonus may be paid to management personnel and is directly related to our performance, with consideration given to our return on average equity, return on average tangible equity, return on average assets, growth in earnings per share, retail asset growth as well as the performance of the individual employee. Stock option awards are granted to motivate and reward individual performance that increases the long-term value of our franchise and provides an incentive for our key employees to remain employed with us. Approximately 320, or 17%, of our employees receive these stock option awards. In addition, all of our employees, including executive officers, generally receive a holiday bonus ranging from 2% of base compensation for employees with one year of service to 5% of base compensation for those with five or more years of service. Executive officers participate in the same employee benefit programs generally available to all employees. In addition, the executive officers participate in a senior management life insurance plan and the Chief Executive Officer participates in a supplemental employee retirement plan.
     Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2007. These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the Compensation Committee to be reasonable when compared to industry averages.
     The Compensation Committee reviewed 2007 compensation for the Named Executive Officers relative to the competitive market and relative to results delivered on established objectives and performance criteria. The Compensation Committee concluded that the executives’ compensation is consistent with market practice and is reasonable based on performance.
     Market Comparisons. In determining executive officer compensation, we utilize market information that is provided by our Human Resources Director, which is supported by survey data from two compensation consultants. We establish compensation targets for all of our employees so that their total compensation opportunity would approximate the market median (50th percentile). For the year ended December 31, 2007, our Human Resources Director utilized survey data from two nationally recognized compensation consultants (Watson Wyatt and William M. Mercer) in reviewing compensation for all employees. However, we also utilized the following peer group in determining market compensation for our executive officers:
          First Commonwealth Financial Corporation
          First Niagara Financial Group, Inc.
          F.N.B. Corporation
          National Penn Bancshares, Inc.
          Provident Bancshares Corporation
          S&T Bancorp, Inc.
          Susquehanna Bancshares, Inc.
     Compensation for our peer group is reviewed for reasonableness. In addition to this review, we rely primarily on certified market data for each job classification and responsibilities.
     Base Salary. Members of senior management, and all other employees, receive base salaries determined by the responsibilities, skills, performance, growth and experience related to their respective positions. Other factors considered in base salary determination are the competitiveness of total compensation and our ability to pay an appropriate and competitive salary. Base salaries are targeted consistent with our goal that our employees total compensation opportunity would approximate the market median (50th percentile). Specifically, base salaries range between 80% and 120% of the midpoint of the base salary established for each salary range. Base salaries above target (midpoint) will be limited to those whose performance clearly exceeds expectations. Performance expectations include measures of results and how results are achieved. Employees are eligible for periodic (normally annual) merit increases in their base salary as a result of individual performance and salary adjustments for significant changes in their duties and responsibilities. The amount and timing of an increase depends upon the individual’s performance, position of salary relative to the midpoint, the time interval since the last increase and any added responsibilities since the last salary increase. The Compensation Committee reviews and approves any salary increases for executive officers. The base salary for each of the Named Executive Officers is reflected in the “Summary Compensation Table.”
     Annual Cash Incentive. We provide performance-based cash incentive awards to over 320 eligible management personnel, including executive officers, under the established Management Bonus Plan. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, while allowing us to control fixed compensation expense. Funding for the Management Bonus Plan is based on an assessment of our actual financial performance relative to the Compensation Committee’s pre-established financial performance levels based on a combination of financial factors. Cash incentives are paid in March of each year. For the year ended December 31, 2007, these factors were: return on average assets, return on average equity, return on average tangible equity, growth in earnings per share and retail asset growth. The Management Bonus Plan was funded based on our financial performance for the year ended December 31, 2006 and paid in March 2007. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Compensation Committee consider additional adjustments to discretionary cash incentive awards that fall in line with the long-term advancement as set forth in our strategic initiatives. Furthermore, in a business environment where people make the difference, we may consider industry trends for recruitment and retention in determining the level of cash incentives for our professional personnel

     For the year ended December 31, 2007, the Named Executive Officers were eligible to receive cash incentives under the Management Bonus Plan in amounts up to 35% of base salary.
     The Compensation Committee has discretion under the Management Bonus Plan to make adjustments to the overall performance level achieved to include or exclude the effect of extraordinary, unusual or non-recurring items, changes in tax or accounting rules or the effect of mergers or acquisitions.
     Determination of individual awards is based primarily on the financial performance of Northwest Bancorp, Inc., but then includes an objective assessment of individual performance, as appropriate. With regard to executive officers reporting directly to the Chief Executive Officer, the Compensation Committee considers the annual performance evaluation of those executives conducted by the Chief Executive Officer. Measures of individual performance include the achievement levels of both job essential and job specific skills (an evaluation system that places a higher emphasis on job essential skills for all management personnel to demonstrate), meeting strategic business unit objectives and promoting corporate values to customers and employees. Upon consideration of all of these factors, the Compensation Committee approved the cash incentive award payments (bonuses) to eligible management personnel, including payments to the Named Executive Officers that are set forth in the “Summary Compensation Table,” totaling 10% of base salary.
     Long-Term Stock-Based Compensation. The purpose of our 2004 Stock Option Plan is to advance the interests of Northwest Bancorp, Inc. and its stockholders by providing key employees and outside directors, upon whose judgment, initiative and efforts the successful conduct of our business largely depends, with an additional incentive to perform in a superior manner. The plan was also designed to reward seniority as well as longevity and to attract and retain people of experience and ability.
     Our 2004 Stock Option Plan was approved by our stockholders, and the intention of the Compensation Committee was to distribute a total of 655,552 shares to key employees over a four-year period based upon the level of responsibility of those eligible. The Compensation Committee determines on an annual basis, generally in January of each year, which executives will receive stock awards as well as type, size and restrictions on the awards.
     Grants of stock options to an individual are based primarily on the individual’s level of responsibility and their performance. During the year ended December 31, 2007, the Chief Executive Officer was eligible to receive 9,500 stock options if he exceeded individual performance expectations, and 4,750 stock options if he met individual performance goals. Similarly, the other Named Executive Officers were eligible to receive 5,750 stock options if individual performance goals were exceeded, and 2,875 stock options if individual performance goals were met. For the year ended December 31, 2007, each Named Executive Officer received stock options based upon their exceeding individual performance expectations.
     In addition to stock options, Named Executive Officers also received grants of restricted stock during the year ended December 31, 2005 under the Northwest Bancorp, Inc. 2004 Recognition and Retention Plan. No grants were made under this plan to the Named Executive Officers during the year ended December 31, 2007.
     Employment Agreements. We have entered into employment agreements with certain executive officers, including each of our Named Executive Officers. These agreements are designed to give us the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to our operations. The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee and provide for salary and bonus payments as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. The employment agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee believes such agreements are common and necessary to retain executive talent.
     For a discussion of these agreements and the payments that would be received by the Named Executive Officers under certain scenarios with respect to these agreements, see “Employment Agreements.”
     Retirement Plans. All of our employees, including our Named Executive Officers, are eligible to participate in our tax-qualified defined benefit plan, which is intended to provide an annual retirement benefit. See

“Defined Benefit Plan.” We have also adopted a non-qualified supplemental executive retirement plan for the benefit of those individuals whose benefits under the defined benefit plan are limited by restrictions contained in the Internal Revenue Code. See “—Supplemental Executive Retirement Plan.” All of our employees who have attained age 21, completed six or more months of continuous service and have worked 1,000 hours or more are eligible to participate in our 401(k) plan. We provide matching contributions equal to 50% of an eligible employee’s (an employee with one year of continuous service) 401(k) plan contributions, up to 3% of the employee’s eligible compensation. All of our employees who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are also eligible to participate in our employee stock ownership plan. Allocations under the plan are based upon an employee’s salary in relation to the salary of all other qualified employees. Annual contributions to this plan are discretionary. During the year ended December 31, 2007, we allocated only those shares that had been forfeited by former employees, resulting in no new expense under this plan for the calendar year. The 401(k) plan was modified as of January 1, 2008 to allow for immediate participation in the plan. The minimum age requirement of 21, one year of service and 1,000 hour eligibility requirements still must be met before becoming eligible for the company match. Additionally, the plan was changed to allow for the company match to be made in Northwest Bancorp stock. Employees may elect to diversify their portion of matching funds in other investment options.
     Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Executive Compensation
     The following table sets forth for the years ended December 31, 2007 and 2006 certain information as to the total remuneration we paid to Mr. Wagner, who serves as President and Chief Executive Officer, Mr. Harvey, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Northwest Bancorp, Inc. or Northwest Savings Bank other than Messrs. Wagner and Harvey (“Named Executive Officers”).
SUMMARY COMPENSATION TABLE

							Change in pension
							value and
							nonqualified
						Non-equity	deferred	All other
Name and principal				Stock awards	Option awards	incentive plan	compensation	compensation
position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	compensation ($)	earnings ($)(3)	($)(4)	Total ($)
William J. Wagner,	2007	457,190	22,859	65,117	52,964	46,500	76,415	33,956	755,001
Chairman of the Board,	2006	441,741	22,087	65,117	45,862	44,900	161,926	32,402	814,035
President and Chief Executive Officer

William W. Harvey, Jr.	2007	180,388	9,019	51,408	28,955	19,500	9,407	13,232	308,009
Executive Vice	2006	152,900	7,645	51,408	23,066	13,300	14,862	13,093	276,274
President- Finance and Chief Financial Officer

Gregory C. LaRocca,	2007	190,527	9,526	30,845	29,383	20,000	33,102	16,652	326,035
Executive Vice President	2006	176,867	8,843	30,845	42,766	14,500	52,169	16,365	342,355
and Corporate Secretary

Robert A. Ordiway,	2007	203,116	10,156	30,845	29,383	20,800	48,952	14,968	354,020
Executive Vice	2006	193,913	9,696	30,845	42,766	15,900	91,729	15,124	399,973
President, Marketing and Facilities

Steven G. Fisher,	2007	180,388	9,019	30,845	26,092	19,500	32,178	12,392	306,514
Executive Vice	2006	152,900	7,645	30,845	21,391	13,300	43,904	11,860	281,845
President, Banking Services
(footnotes on following page)

(footnotes from previous page)

(1)	Reflects the value of all stock awards that vested during the applicable year that were granted on March 16, 2005 under the Northwest Bancorp, Inc. 2004 Recognition and Retention Plan. The value is the amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The assumptions used in the valuation of these awards for 2007 are included in Notes 1(o) and 15(d) to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission. The assumptions used in the valuation of these awards for 2006 are included in Notes 1(o) and 15(d) to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission.

(2)	Reflects the value of option awards that had been granted under the Northwest Bancorp, Inc. 2000 Stock Option Plan and the Northwest Bancorp, Inc. 2004 Stock Option Plan. The value is the amount recognized for financial statement reporting purposes in accordance with SFAS 123(R). The assumptions used in the valuation of these awards for 2007 are included in Notes 1(o) and 15(e) to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission. The assumptions used in the valuation of these awards for 2006 are included in Notes 1(o) and 15(e) to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission.

(3)	Reflects change in pension value only.

(4)	The compensation represented by the amounts for 2007 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.

	Company
	Contributions to
	Qualified	Company
	Defined	Paid Life	Restricted
	Contribution	Insurance	Stock	Total All Other
Name	Plan (a)	Premiums (b)	Dividends (c)	Compensation
William J. Wagner	$10,250	$15,437	$8,269	$33,956
William W. Harvey, Jr.	$5,412	$1,292	$6,528	$13,232
Gregory C. LaRocca	$5,716	$7,019	$3,917	$16,652
Robert A. Ordiway	$6,094	$4,957	$3,917	$14,968
Steven G. Fisher	$5,412	$3,063	$3,917	$12,392

(a)	Reflects contributions by Northwest Savings Bank to qualified defined contribution plans. Northwest Savings Bank makes matching contributions equal to 50% of the employee’s 401(k) contributions, up to 3% of the employee’s eligible compensation. For the year ended December 31, 2007, Northwest Savings Bank did not allocate new shares for distribution under our employee stock ownership plan. Only forfeited shares were allocated to eligible employees, including Named Executive Officers.

(b)	Reflects excess premiums and/or payments for life insurance reported as taxable compensation on the Named Executive Officer’s W-2.

(c)	Reflects dividends on shares of unvested restricted common stock, which are reported as taxable compensation on the Named Executive Officer’s W-2.
     Amounts listed above in the “Salary” column are paid pursuant to employment agreements with the Named Executive Officers. See “Employment Agreements.” Amounts listed in the “Bonus” column reflect a discretionary bonus approved by the Compensation Committee and distributed to all employees calculated on a five-year vesting schedule. Distribution ranges vary from 0% to 5% of base pay. Named Executive Officers received bonuses equal to 5% of base pay for the year ended December 31, 2007. Amounts listed in the “Non-equity incentive plan compensation” column reflect discretionary bonuses paid by the Compensation Committee under the Management Bonus Plan. See “Compensation Discussion and Analysis—Annual Cash Incentive.” Amounts listed in the “Change in pension value and nonqualified deferred compensation earnings” column reflect the aggregate year-to-year change in the actuarial present value of the Named Executive Officer’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for SFAS 87 accounting purposes at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the SFAS 87 discount rate as well as changes due to the accrual of plan benefits.

     Plan-Based Awards. The following table sets forth for the year ended December 31, 2007 certain information as to grants of plan-based awards for the Named Executive Officers.
GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2007

									All other option
		Estimated future payouts under			Estimated future payouts under				awards: number of
		Non-equity incentive plan awards			equity-incentive plan awards			All other stock	securities	Exercise or base	Closing Market	Grant Date Fair
		Threshold		Maximum	Threshold		Maximum	awards: number of	underlying options	price of option	Price on Date of	Value of Stock and
Name	Grant date	($)(1)	Target ($)	($)	(#)	Target (#)	(#)	shares or units (#)	(#)	awards ($/Sh)	Grant	Option Awards ($)
William J.	(2)	46,500	93,000	162,800	—	—	—	—	—	—	—	—
Wagner	(3)	—	—	—	4,750	9,500	9,500	—	—	25.03	25.14	31,160

William W.	(2)	19,500	39,000	68,300	—	—	—	—	—	—	—	—
Harvey, Jr.	(3)	—	—	—	2,875	5,750	5,750	—	—	25.03	25.14	18,860

Gregory C.	(2)	20,000	40,000	70,000	—	—	—	—	—	—	—	—
LaRocca	(3)	—	—	—	2,875	5,750	5,750	—	—	25.03	25.14	18,860

Robert A.	(2)	20,800	41,400	72,500	—	—	—	—	—	—	—	—
Ordiway	(3)	—	—	—	2,875	5,750	5,750	—	—	25.03	25.14	18,860

Steven G.	(2)	19,500	39,000	68,300	—	—	—	—	—	—	—	—
Fisher	(3)	—	—	—	2,875	5,750	5,750	—	—	25.03	25.14	18,860

(1)	Reflects minimum amount payable under the relevant plan if a payment is to be made to the Named Executive Officer.

(2)	On an annual basis, Named Executive Officers are eligible to receive incentive cash bonuses under the Management Bonus Plan.

(3)	On an annual basis, Named Executive Officers are eligible to receive stock options under our stock options plans. Equity incentive plan awards for the year ended December 31, 2007 were made pursuant to the Northwest Bancorp, Inc. 2004 Stock Option Plan.
     Grants of cash bonuses reflected in the above table were made under our Management Bonus Plan. For the year ended December 31, 2007, bonuses were paid in March 2008, in the amounts listed in the “Summary Compensation Table.” For a discussion of this plan, see “Compensation Discussion and Analysis—Annual Cash Incentive.”
     Grants of stock options reflected in the above table were made pursuant to the Northwest Bancorp, Inc. 2004 Stock Option Plan. For the year ended December 31, 2007, options were awarded in January 2008 to each Named Executive Officer in the amounts listed in the “Target” column. Stock options vest over five years beginning one year from the date of grant, but vesting is accelerated in the event of a change in control of Northwest Savings Bank or Northwest Bancorp, Inc., or in the event of the recipient’s death, disability or normal retirement (generally, the attainment of age 65, or the attainment of age 55 having completed 15 years of service, or retiring at any age having completed at least 25 years of service). The exercise price of stock options is the closing price of our shares of common stock on the day before the date of grant. For a further discussion of grants made pursuant to this plan for the year ended December 31, 2007, see “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

     Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2007 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
							Stock awards
										Equity
										incentive
									Equity	plan
	Option awards								incentive	awards:
				Equity					plan	market or
				incentive				Market	awards:	payout
				plan				value	number of	value of
				awards:				of shares	unearned	unearned
	Number of	Number of		number of			Number of	or units	shares,	shares,
	Securities	securities		securities			shares or	of stock	units or	units or
	underlying	underlying		underlying			units of	that have	other	other rights
	unexercised	unexercised		unexercised	Option	Option	stock that	not	rights that	that
	options (#)	options (#)		unearned	exercise	expiration	have not	vested	have not	have not
Name	exercisable	unexercisable		options (#)	price ($)	date	vested (#)	($)	vested (#)	vested ($)
William J. Wagner	8,600	—		—	9.780	10/17/11	9,120 (5)	242,318	—	—
	11,000	—		—	13.302	08/21/12
	11,000	—		—	16.590	08/20/13
	8,800	2,200	(1)	—	25.490	12/15/14
	3,800	5,700	(2)	—	22.930	01/19/15
	1,900	7,600	(3)	—	22.180	01/18/16
	—	9,500	(4)	—	25.890	01/17/17

William W. Harvey, Jr.	2,500	—		—	7.813	10/19/09	7,200 (5)	191,304	—	—
	4,300	—		—	9.780	10/17/11
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	4,080	1,020	(1)	—	25.490	12/15/14
	2,300	3,450	(2)	—	22.930	01/19/15
	1,150	4,600	(3)	—	22.180	01/18/16
	—	5,750	(4)	—	25.890	01/17/17

Gregory C. LaRocca	4,300	—		—	9.780	10/17/11	4,320 (5)	114,782	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	4,080	1,020	(1)	—	25.490	12/15/14
	1,800	2,700	(2)	—	22.930	01/19/15
	900	3,600	(3)	—	22.180	01/18/16
	—	5,750	(4)	—	25.890	01/17/17

Robert A. Ordiway	4,300	—		—	9.780	10/17/11	4,320 (5)	114,782	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	4,080	1,020	(1)	—	25.490	12/15/14
	1,800	2,700	(2)	—	22.930	01/19/15
	900	3,600	(3)	—	22.180	01/18/16
	—	5,750	(4)	—	25.890	01/17/17

Steven G. Fisher	4,300	—		—	9.780	10/17/11	4,320 (5)	114,782	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	4,080	1,020	(1)	—	25.490	12/15/14
	1,800	2,700	(2)	—	22.930	01/19/15
	900	3,600	(3)	—	22.180	01/18/16
	—	5,750	(4)	—	25.890	01/17/17

(footnotes from previous page)

(1)	Remaining unexercisable options will vest on December 15, 2008.

(2)	Remaining unexercisable options will vest equally on January 19, 2008, 2009 and 2010.

(3)	Remaining unexercisable options will vest equally on January 18, 2008, 2009, 2010 and 2011.

(4)	Remaining unexercisable options will vest equally on January 17, 2008, 2009, 2010, 2011 and 2012.

(5)	Unvested 2004 Recognition and Retention Plan shares will vest equally on March 16, 2008, 2009 and 2010.
     Option Exercises and Stock Vested. The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2007 for the Named Executive Officers. Information for the “Value realized on vesting” column is based on the $26.80 per share trading price of our common stock on March 16, 2007.

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED
DECEMBER 31, 2007
	Option awards		Stock awards
	Number of shares		Number of shares
	acquired on exercise	Value realized on	acquired on vesting	Value realized on
Name	(#)	exercise ($)	(#)	vesting ($)
William J. Wagner	—	—	3,040	81,472

William W. Harvey, Jr.	—	—	2,400	64,320

Gregory C. LaRocca	—	—	1,440	38,592

Robert A. Ordiway	—	—	1,440	38,592

Steven G. Fisher	—	—	1,440	38,592
     Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2007 for the Named Executive Officers. See “—Defined Benefit Plan” and “—Supplemental Executive Retirement Plan” for a discussion of the plans referenced in this table.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2007
			Present
		Number of years credited	value of accumulated	Payments during last
Name	Plan name	service (#)	benefit ($)	fiscal year ($)
William J. Wagner	Northwest Savings Bank Pension Plan	24	515,018	—

	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	24	551,091	—

William W. Harvey, Jr.	Northwest Savings Bank Pension Plan	12	69,133	—

Gregory C. LaRocca	Northwest Savings Bank Pension Plan	22	353,617	—

Robert A. Ordiway	Northwest Savings Bank Pension Plan	33	709,385	—

Steven G. Fisher	Northwest Savings Bank Pension Plan	24	248,593	—

     Nonqualified Deferred Compensation. The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2007 for the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2007
	Executive	Registrant	Aggregate		Aggregate
	contributions	contributions	earnings in	Aggregate	balance
	in last fiscal	last fiscal	last fiscal	withdrawals/	at last fiscal
Name	year ($)	in year ($)	year ($)	distributions ($)	year end ($)
William J. Wagner	—	—	805 (1)	—	16,907 (1)

William W. Harvey, Jr.	—	—	—	—	—

Gregory C. LaRocca	—	—	—	—	—

Robert A. Ordiway	—	—	—	—	—

Steven G. Fisher	—	—	—	—	—

(1)	Amounts listed as earnings and included in the aggregate balance at last fiscal year end have not been reported as compensation in Summary Compensation Tables because the earnings are not “above market.”
     Effective December 31, 2005, Northwest Savings Bank suspended the Northwest Savings Bank and Affiliates Upper Managers’ Bonus Deferred Compensation Plan. Under this plan, certain employees of Northwest Savings Bank were eligible to defer all or part of their annual management incentive bonus. Interest is credited to a participant’s deferred compensation account at the annual earnings rate paid on Northwest Savings Bank’s five-year certificates of deposit, calculated as of the end of the preceding fiscal year. The interest rate paid for 2007 was 4.91%. Under this plan, participants could elect to receive either a lump-sum payment or approximately equal monthly installments over a period of up to 10 years, with payment commencing upon the earlier of specified events selected by the participant, including retirement, voluntary resignation, involuntary termination, death, disability, reaching a certain age or on a date selected by the participant. Mr. Wagner is the only Named Executive Officer who participated in this plan.
Employment Agreements
     Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank are parties to a three-year employment agreement with Mr. William J. Wagner under which Mr. Wagner serves as President and Chief Executive Officer and as a director or trustee of Northwest Bancorp, MHC, Northwest Savings Bank and Northwest Bancorp, Inc. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following the anniversary date. Under the agreement, Mr. Wagner’s base salary ($465,100, effective July 1, 2007) is reviewed annually and may be increased but not decreased. In the event Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank terminates Mr. Wagner’s employment for reasons other than for “cause” (as defined below), or if Mr. Wagner resigns following a “change of control” (as defined below), or if Mr. Wagner resigns due to “good reason” (as defined below), Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank will pay Mr. Wagner severance pay equal to:
(i)	three times the sum of his highest rate of base salary, plus his highest rate of cash bonus paid during the prior three years, and

(ii)	continuation of life, health and dental coverage for 36 months from the date of termination, unless Mr. Wagner obtains similar benefits from his new employer.
To the extent necessary in order to avoid penalties under Section 409A of the Internal Revenue Code, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The agreement contains a one-year non-compete provision which restricts Mr. Wagner from competing with Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank following a termination of employment within 100 miles of any existing office or branch of Northwest Bancorp, Inc., Northwest

Bancorp, MHC or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.
     Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank and Messrs. LaRocca, Ordiway, Harvey and Fisher (the “executives”) are each a party to a three-year employment agreement under which the executives serve as executive officers of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following such anniversary date. Under the agreement, each of the executive’s current base salary is reviewed annually and may be increased but not decreased. As of July 1, 2007, Mr. LaRocca’s base salary was $200,000; Mr. Ordiway’s base salary was $207,600; Mr. Harvey’s base salary was $195,000 and Mr. Fisher’s base salary was $195,000. In the event Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank terminates the executive’s employment for reasons other than for “cause” (as defined below), or if the executive resigns following a “change of control” (as defined below), or if the executive resigns due to “good reason” (as defined below), Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank will pay the executive severance pay equal to three times the executive’s highest rate of base salary paid to him during the prior three years and a pro rata distribution under any incentive compensation or bonus plan for the year in which the executive’s employment is terminated for reasons other than for “cause” (as defined below). Northwest Savings Bank would also continue the executive’s life, medical and dental coverage for 18 months from the date of termination, unless the executive obtains similar benefits from his new employer. To the extent necessary in order to avoid penalties under Internal Revenue Code Section 409A, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The employment agreement contains a two-year non-compete provision which restricts the executives from competing with Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank following termination of employment within 100 miles of any existing office or branch of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.
     The following provisions apply to all of the employment agreements. If the executive’s employment is terminated for “cause” (as defined below), no further compensation or benefits shall be paid under the employment agreement and all unvested stock options awarded to the executive shall be immediately forfeited. Any payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Internal Revenue Code Section 280G (relating to payments made in connection with a change in control). If the executive becomes disabled (within the meaning of Internal Revenue Code Section 409A), Northwest Savings Bank may terminate the employment agreement but will pay the executive his then-current base salary for the longer of the remaining term of the agreement or one year, reduced by the amount of any disability insurance, workers’ compensation or social security benefits paid to the executive. If the executive dies during the term of the agreement, Northwest Savings Bank shall continue to pay his then-current base salary for one year and shall provide life, medical and dental benefits for the executive’s family for three years after the executive’s death, at generally the same level as Northwest Savings Bank was providing such benefits at the time of the executive’s death. During the employment term and thereafter, the executive shall be indemnified and covered under a standard directors’ and officers’ liability insurance policy provided by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank against all expenses and liabilities reasonably incurred in connection with or arising out of any action in which the executive may be involved by reason of his having been a director or officer of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank, including judgments, court costs, attorneys fees and settlements approved by the board of directors. However, such indemnification does not apply to matters where the executive is adjudged liable for willful misconduct in performing his duties. All payments under any of the employment agreements will be made by Northwest Savings Bank, but if not timely paid, Northwest Bancorp, MHC or Northwest Bancorp, Inc. shall make such payments. The employment agreements are binding on successors to Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank.
     The following definitions apply to all of the employment agreements.
     Termination for “cause” means termination because of the executive’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-

desist order or other material breach of any provision of the employment agreement. In determining incompetence, the acts or omissions are measured against standards generally prevailing in the savings institutions industry. No act or failure to act shall be considered “willful” unless done or omitted to be done by the executive not in good faith and without reasonable belief that the executive’s action or omission was in the best interest of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank.
     Termination for “good reason” means an executive’s voluntary resignation, upon not less than 120 days advance written notice given no later than 12 months after the occurrence of any of the following events:
(i)	reduction in the executive’s base salary or benefits and perquisites, other than a general reduction that applies to all executives, unless such reduction is coincident with or following a “change in control” (as defined below);

(ii)	in the case of Mr. Wagner, failure to re-elect, re-appoint or re-nominate him to his position as President and Chief Executive Officer and as director or trustee of Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank or a change in Mr. Wagner’s function, duties or responsibilities which would cause his position to become one of lesser responsibility, importance or scope;

(iii)	in the case of the other executives, reduction in their duties, responsibilities or status, such that there is a reduction in the executive’s pay grade level in effect on the date of the employment agreement of more than three levels (in accordance with Northwest Savings Bank’s normal personnel practices, as circulated annually to officers of Northwest Savings Bank);

(iv)	a relocation of the executive’s principal place of employment by more than 30 miles; (v) liquidation or dissolution of Northwest Bancorp, Inc. or Northwest Savings Bank other than reorganizations that do not affect the status of the executive; or

(vi)	breach of the employment agreement by Northwest Bancorp, Inc. or Northwest Savings Bank.

“Change in control” means a change in control of a nature that:

(i)	would be required to be reported in response to Item 1(a) of Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii)	results in a change in control of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank within the meaning of the Bank Holding Company Act, as amended, and the applicable rules and regulations thereunder; or

(iii)	a change in control shall be deemed to have occurred at such time as:
(a)	any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than Northwest Bancorp, MHC is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northwest Bancorp, Inc. representing 25% or more of the combined voting power of Northwest Bancorp, Inc.’s outstanding securities except for any securities purchased by Northwest Savings Bank’s employee stock ownership plan or trust;

(b)	individuals who constitute the board of directors on the effective date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of the employment agreement whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by Northwest Bancorp, Inc.’s stockholders was approved by the same nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board;

(c)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or similar transaction in which Northwest Bancorp, Inc. or Northwest Savings Bank is not the surviving institution occurs;

(d)	a proxy statement soliciting proxies from stockholders of Northwest Bancorp, Inc., by someone other than the current management of Northwest Bancorp, Inc., seeking stockholder approval of a plan of reorganization, merger or consolidation of Northwest Bancorp, Inc. or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger or consolidation or similar transaction involving Northwest Bancorp, Inc. is approved by Northwest Bancorp, Inc.’s board of directors or the requisite vote of Northwest Bancorp, Inc.’s stockholders; or

(e)	a tender offer is made for 25% or more of the voting securities of Northwest Bancorp, Inc. and the shareholders owning beneficially or of record 25% or more of the outstanding securities of Northwest Bancorp, Inc. have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
Potential Payments to Named Executive Officers
     The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2007, pursuant to each individual’s employment agreement, pursuant to stock options that have been granted under our stock option plans and pursuant to our policies with respect to health care and other benefits continuation. For a discussion of additional benefits that would be paid to the Named Executive Officers upon various termination scenarios, see “—Defined Benefit Plan,” “—Supplemental Executive Retirement Plan,” and “—Life Insurance Coverage.”

William J. Wagner
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$1,395,300	—	—	$465,100	$855,300	—

Bonus payment	$315,778	$105,259	—	$105,259	$105,259	$105,259

Stock option vesting acceleration	$62,948	—	—	$62,948	$62,948	—

Health care and other benefits continuation	$39,385	—	—	$35,101	—	—

William W. Harvey, Jr.
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$585,000	—	—	$195,000	$234,000	—
Bonus payment	$22,319	$22,319	—	$22,319	$22,319	$22,319
Stock option vesting acceleration	$37,764	—	—	$37,764	$37,764	—
Health care and other benefits continuation	$19,692	—	—	$35,101	—	—

Gregory C. LaRocca
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$600,000	—	—	$200,000	$240,000	—
Bonus payment	$24,026	$24,026	—	$24,026	$24,026	$24,026
Stock option vesting acceleration	$30,644	$30,644	—	$30,644	$30,644	$30,644
Health care and other benefits continuation	$19,692	—	—	$13,051	—	—

Robert A. Ordiway
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$622,800	—	—	$207,600	$249,120	—
Bonus payment	$26,056	$26,056	—	$26,056	$26,056	$26,056
Stock option vesting acceleration	$30,644	$30,644	—	$30,644	$30,644	$30,644
Health care and other benefits continuation	$19,692	—	—	$35,101	—	—

Steven G. Fisher
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$585,000	—	—	$195,000	$234,000	—
Bonus payment	$22,319	$22,319	—	$22,319	$22,319	$22,319
Stock option vesting acceleration	$30,644	—	—	$30,644	$30,644	—
Health care and other benefits continuation	$19,692	—	—	$35,101	—	—
Defined Benefit Plan
     Northwest Savings Bank maintains the Northwest Savings Bank Pension Plan, which is a noncontributory defined benefit plan (“Retirement Plan”). All employees age 21 or older who have worked at Northwest Savings Bank for a period of one year and have been credited with 1,000 or more hours of employment with Northwest Savings Bank during the year are eligible to accrue benefits under the Retirement Plan. Northwest Savings Bank annually contributes an amount to the Retirement Plan necessary to at least satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). At December 31, 2007, the Retirement Plan fully met its funding requirements under Section 412 of the Internal Revenue Code.
     At the normal retirement age of 65, the plan is designed to provide a life annuity with a minimum payment period of ten years. The retirement benefit provided is an amount equal to 1.6% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant’s total number of years of service up to a maximum of 25 years; and (ii) for participants who retire on or after June 1, 1995, 0.6% of such participant’s average monthly compensation multiplied by the participant’s number of years of service between 25 years and 35 years. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of fifteen years of service with us (or after 25 years of service and no minimum age). Upon termination of employment other than as specified above, a participant who was employed by us for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant’s normal retirement date. Benefits under the Retirement Plan are payable in various annuity forms. For the plan year ended December 31, 2007, we made contributions to the Retirement Plan of $2.0 million.
     Effective January 1, 2008, several changes were made to the Retirement Plan. The definition of normal retirement was changed from age 65 to age 65 with five years of service for all employees hired on or after January 1, 2008. The definition of early retirement was changed from age 55 with 15 years of service to age 55 with five years of service for all employees, regardless of their date of hire. The normal form of benefits was modified from a single life annuity with a 10-year guarantee to a single life annuity. Benefits for all employees hired or acquired on or after January 1, 2008 will be calculated using a benefit calculation of 1% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 35 years).

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2007, expressed in the form of a single life annuity, with 10 years guaranteed, for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$ 25,000	$6,000	$8,000	$10,000	$10,750	$11,500	$11,500
$ 50,000	$12,000	$16,000	$20,000	$21,500	$23,000	$23,000
$ 75,000	$18,000	$24,000	$30,000	$32,250	$34,500	$34,500
$100,000	$25,378	$33,838	$42,297	$45,297	$48,297	$48,297
$125,000	$33,628	$44,838	$56,047	$59,797	$63,547	$63,547
$150,000	$41,878	$55,838	$69,797	$74,297	$78,797	$78,797
$175,000	$50,128	$66,838	$83,547	$88,797	$94,047	$94,047
$200,000	$58,378	$77,838	$97,297	$103,297	$109,297	$109,297
$225,000plus	$66,628	$88,838	$111,047	$117,797	$124,547	$124,547
     As of the plan year ended December 31, 2007, Messrs. Wagner, LaRocca, Ordiway, Harvey and Fisher had 24, 22, 33, 12 and 24 years of credited service (i.e., benefit service), respectively.
     The accrued annual pension benefit as of December 31, 2007 for Messrs. Wagner, LaRocca, Ordiway, Harvey and Fisher are $100,847, $57,094, $100,448, $30,494 and $62,672, respectively. As of December 31, 2007, Messrs. LaRocca and Ordiway qualified for early retirement under the Retirement Plan. If Messrs. LaRocca and Ordiway had retired on December 31, 2007, and began receiving benefit payments immediately upon retirement, their annual pension benefit would have been $32,669 and $65,552, respectively.
Supplemental Executive Retirement Plan
     Northwest Savings Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain participants in Northwest Savings Bank’s Retirement Plan whose benefits are limited by Section 415(b) of the Internal Revenue Code (which limits the amount of annual benefits that may be accrued to fund future benefit payments) or Section 401(a)(17) of the Internal Revenue Code (which places a limitation on compensation taken into account for tax-qualified plan purposes; for 2007, that limit was $225,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Internal Revenue Code Sections 401(a)(17) and 415(b) and that which is actually funded under the Retirement Plan as a result of the limitations.
     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant’s accrued benefit under the SERP. Pre-retirement benefits are payable in 120 equal monthly installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of Northwest Savings Bank.
     The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity with a 10-year guaranteed payment for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$100,000	$25,378	$33,838	$42,297	$45,297	$48,297	$48,297
$125,000	$33,628	$44,838	$56,047	$59,797	$63,547	$63,547
$150,000	$41,878	$55,838	$69,797	$74,297	$78,797	$78,797
$175,000	$50,128	$66,838	$83,547	$88,797	$94,047	$94,047
$200,000	$58,378	$77,838	$97,297	$103,297	$109,297	$109,297
$250,000	$74,878	$99,838	$124,797	$132,297	$139,797	$139,797
$300,000	$91,378	$121,838	$152,297	$161,297	$170,297	$170,297
$350,000	$107,878	$143,838	$179,797	$190,297	$200,797	$200,797
$400,000	$124,378	$165,838	$207,297	$219,297	$231,297	$231,297

     At December 31, 2007, Mr. Wagner was the only Named Executive Officer participant in the SERP and he had 24 years of credited service under the SERP. Northwest Savings Bank’s pension cost attributable to the SERP for all participants was approximately $180,000 for the year ended December 31, 2007.
Life Insurance Coverage
     Northwest Savings Bank generally provides group term life insurance to its employees. The amount of the life insurance coverage employees are eligible for is a multiple of their base salary up to a maximum of $700,000 worth of coverage. Their pay grade level determines the multiple used. The first $50,000 of group term life insurance coverage is a non-taxable benefit each year.
     Certain select senior officers are eligible to participate in a Senior Managers’ Life Insurance Plan. This plan is designed to allow the participant to waive an equal amount of coverage in the group term life insurance plan in order to purchase a whole life insurance plan using their own funds in conjunction with the amount Northwest Savings Bank would have spent for the individual’s group term premium expense. The benefit then becomes a split dollar arrangement. The officer’s coverage is provided through two sources: the group term life insurance plan, which has a carve-out provision funded by bank-owned life insurance, and an individual policy owned by the executive. The Senior Managers’ Life Insurance Plan thus gives participants a means to obtain post-retirement life insurance that is not available through the group term life plan.
     Under Northwest Savings Bank’s life insurance plans, the pre-retirement death benefit amount is determined as a multiple of the employee’s annual base salary rounded up to the next even $1,000. Multiples range from 150 percent to 500 percent based on pay grade levels. The Named Executives Officers are all in the highest multiple of 500 percent. The group term life insurance plan does not have a post-retirement death benefit provision. However, four of the five Named Executive Officers participate in the Senior Managers’ Life Insurance Plan, giving them the option to continue their individual policies into retirement. Through a special agreement in the group plan carve out provision, Mr. Ordiway will be provided with a post-retirement insurance benefit equal to fifty percent of his coverage in effect at the time of retirement. As of December 31, 2007, the pre-retirement death benefit amounts from the Northwest Savings Bank plan were as follows: $50,000 for Mr. Wagner; $150,000 for Mr. Harvey; $50,000 for Mr. LaRocca; $700,000 for Mr. Ordiway; and $150,000 for Mr. Fisher. As of December 31, 2007, the post-retirement death benefit for Mr. Ordiway was $519,000.
     The federal income tax treatment and the annual economic benefit realized by each Named Executive Officer vary depending on the amount of life insurance in the Northwest Savings Bank plan and the Senior Managers’ Life Insurance Plan. The specific arrangement with each Named Executive Officer is discussed below.
     The premiums paid by Northwest Savings Bank for the Named Executive Officers for life insurance coverage during 2007 totaled $29,055, consisting of the following premiums: $15,539 for Mr. Wagner; $1,598 for Mr. Harvey; $7,121 for Mr. LaRocca; $1,428 for Mr. Ordiway; and $3,369 for Mr. Fisher. However, the imputed economic benefit for this life insurance coverage during 2007 was as follows: $15,437 for Mr. Wagner; $1,292 for Mr. Harvey; $7,019 for Mr. LaRocca; $4,957 for Mr. Ordiway; and $3,063 for Mr. Fisher. The imputed economic benefit to the Named Executive Officers of the 2007 premium payments is included in the “All Other Compensation” column of the Summary Compensation Table and is described in a footnote to that column for each Named Executive Officer. The amount of such economic benefit was determined using the amount imputed to the individual under applicable tables published by the Internal Revenue Service multiplied by the aggregate death benefit payable to the individual’s beneficiary.

Directors’ Compensation
     The following table sets forth for the year ended December 31, 2007 certain information as to the total remuneration we paid to Northwest Bancorp, Inc.’s directors. Mr. Wagner does not receive separate compensation for his service as a director.

Director Compensation Table For the Year Ended December 31, 2007
						Non-equity	Change in pension value
	Fees earned or					incentive plan	and nonqualified	All other
	paid in cash	Stock awards		Option		compensation	deferred compensation	compensation
Name	($)	($)(1)		awards ($)(2)		($)	earnings ($)(3)	($)(4)	Total ($)
John M. Bauer	53,350	17,136	(5)	13,400	(5)	—	14,044	2,176	100,106
Richard L. Carr	65,050	17,136	(6)	13,400	(6)	—	13,123	2,176	110,885
Thomas K. Creal, III	56,525	17,136	(7)	13,400	(7)	—	17,669	2,176	106,906
Robert G. Ferrier	51,050	17,136	(8)	13,400	(8)	—	15,830	2,176	99,592
A. Paul King	48,950	17,136	(9)	13,400	(9)	—	11,546	2,176	93,208
Joseph F. Long	56,850	17,136	(10)	13,400	(10)	—	13,890	2,176	103,452
Richard E. McDowell	50,025	17,136	(11)	13,400	(11)	—	10,319	2,176	93,056
Philip M. Tredway	42,309	2,389	(12)(13)	1,233	(12)(14)	—	7,454	352	53,737

(1)	For all directors other than Mr. Tredway, reflects expense related to an award of 4,000 shares of restricted stock granted to each director on March 16, 2005 with a grant date fair value of $85,680 (based on a grant date fair value of $21.42 per share). This award vests equally over a five-year period beginning March 16, 2006. All values listed (including the value for Mr. Tredway) are the amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R). The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(d) to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission.

(2)	For all directors other than Mr. Tredway, reflects expense related to an award of 10,000 stock options granted to each director on January 19, 2005 with a grant date fair value of $67,000 (based on a grant date fair value of $6.70 per stock option). This award vests equally over a five-year period beginning January 19, 2006. Options have an exercise price of $22.93 per option. All values listed (including the value for Mr. Tredway) are the amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R). The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(e) to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission.

(3)	Reflects change in pension value and nonqualified deferred compensation for each director as follows: Mr. Bauer, $13,687 and $357; Mr. Carr. $12,929 and $194; Mr. Creal, $17,317 and $352; Mr. Ferrier, $15,259 and $571; Mr. King, $11,306 and $240; Mr. Long $13,799 and $91; Mr. McDowell, $9,578 and $741; and Mr. Tredway, $7,438 and $16.

(4)	Reflects dividends on unvested restricted stock awards.

(5)	At December 31, 2007, Mr. Bauer had 17,000 stock options outstanding and 2,400 unvested shares of restricted common stock.

(6)	At December 31, 2007, Mr. Carr had 20,000 stock options outstanding and 2,400 unvested shares of restricted common stock.

(7)	At December 31, 2007, Mr. Creal had 12,500 stock options outstanding and 2,400 unvested shares of restricted common stock.

(8)	At December 31, 2007, Mr. Ferrier had 20,000 stock options outstanding and 2,400 unvested shares of restricted common stock.

(9)	At December 31, 2007, Mr. King had 22,000 stock options outstanding and 2,400 unvested shares of restricted common stock.

(10)	At December 31, 2007, Mr. Long had 22,000 stock options outstanding and 2,400 unvested shares of restricted common stock

(11)	At December 31, 2007, Mr. McDowell had 20,000 stock options outstanding and 2,400 unvested shares of restricted common stock.

(12)	At December 31, 2007, Mr. Tredway had 2,000 stock options outstanding and 800 unvested shares of restricted stock.

(13)	Reflects expense related to an award of 800 shares of restricted stock granted on June 20, 2007 with a grant date fair value of $22,472 (based on a grant date fair value of $28.09 per share). This award vests equally over a five-year period beginning June 20, 2008.

(14)	Reflects expense related to an award of 2,000 stock options granted on June 20, 2007 with a grant date fair value of $11,600 (based on a grant date fair value of $5.80 per stock option). This award vests equally over a five-year period beginning June 20, 2008. Options have an exercise price of $28.09 per option.

     The full board of directors determines director compensation. In determining director compensation, we utilize market information that is provided by our Human Resources Director, which is supported by survey data from compensation consultants.
     For the year ended December 31, 2007, nonemployee directors of Northwest Bancorp, Inc. and Northwest Savings Bank were paid a retainer of $15,300 per year plus $775 for each board meeting of Northwest Savings Bank and Northwest Bancorp, Inc. attended. Non-employee members of the Executive, Compensation, Trust, Audit, Risk Management, Nominating and Governance Committees were paid a total of $700 for attendance at committee meetings for both Northwest Bancorp, Inc. and Northwest Savings Bank. The chairman of the Compensation, Trust, Audit and Risk Management committees were paid an additional $750 per quarter as a retainer for their service as chairman with the chairman of the Nominating Committee receiving $500 per year and the chairman of the Governance Committee receiving $1,000 per year. Director Carr also received a fee of $1,500 per quarter as a retainer for his service as Lead Director for Northwest Bancorp, Inc. and Northwest Savings Bank. In addition, each member of the Board of Trustees of Northwest Bancorp, MHC was paid a retainer of $3,500 per year plus a fee of $175 for each board meeting attended. As of December 31, 2007, all directors of Northwest Bancorp, Inc. and Northwest Savings Bank were trustees of Northwest Bancorp, MHC.
     We sponsor a non-qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of his directors’ fees. The amounts deferred are credited with interest at the taxable equivalent rate received by Northwest Bancorp, Inc. on its bank owned life insurance policies that insure the directors’ lives. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or in five or ten equal annual installments. Payments to a director, or to his designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed. In the event the director dies before reaching normal retirement age, his estate will be paid a lump sum payment equal to the deferred amount plus the present value of the payments the director would have deferred had he continued to defer payments equal to his current deferrals until his normal retirement date.
     We maintain a retirement plan for outside directors (the “Directors Plan”). Directors who have served on the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan. Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to his retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him. Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, his life, or ten years. In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which he is entitled have been received, the director’s estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid. During the year ended December 31, 2007, the expense to Northwest Savings Bank of the Directors Plan was $192,000.
     Options granted under our 2004 Stock Option Plan, which grants are described in the footnotes to the table above, vest over a five-year period. All nonstatutory options granted under the 2004 Stock Option Plan expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of Northwest Bancorp, Inc., nonstatutory options may be exercised for up to five years.
     Restricted shares granted under our 2004 Recognition and Retention Plan, which grants are described in the footnotes to the table above, vest over a five-year period. Dividends are paid on the restricted stock and participants can vote the restricted stock pursuant to the 2004 Recognition and Retention Plan.

Transactions With Certain Related Persons
     Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Northwest Savings Bank offers its employees interest rate discounts of generally up to 50 basis points on loans made by Northwest Savings Bank to such persons for personal use. Our policy is that loans made to a director in excess of $100,000 for non-residential purposes must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to executive officers must be approved by the full Board of Directors regardless of amounts. Except for the interest rate discount described above, loans to our current directors, principal officers, nominees for election as directors, securityholders known by us to own more than 5% of the outstanding shares of common stock, or associates of such persons (together, “specified persons”), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.
     The following table sets forth loans made by Northwest Savings Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended December 31, 2007 and all amounts of interest payable during the year ended December 31, 2007 exceeded $120,000, and where the borrowers received interest rate discounts, as described above. These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

			Largest
			Aggregate			Principal
		Nature	Balance over		Principal	Paid	Interest Paid
		Of	Disclosure	Interest	Balance	01/01/07 to	01/01/07 to
Name	Position	Transaction	Period	Rate	12/31/07	12/31/07	12/31/07
Robert G. Ferrier	Director	Mortgage	$346,110	4.875%	$319,925	$26,185	$16,307
		Fixed Term		Fixed
		Home Equity	$42,746	9.750%	$33,735	$39,000	$3,257
		Line of Credit		Variable

Robert A. Ordiway	EVP	Mortgage	$394,605	6.000%	$177,580	$217,025	$18,189
		Fixed Term		Fixed
		Visa Platinum	$7,624	9.000%	$6,260	37,878	$50
		Credit Card		Variable
     We intend that, except as described above, all transactions between us and our executive officers, directors, holders of 10% or more of the shares of common stock, and affiliates thereof, will contain terms no less favorable to us than could have been obtained through arms-length negotiations with unaffiliated persons and will be approved by a majority of our Audit Committee not having any interest in the transaction.
PROPOSAL 2 — APPROVAL OF THE NORTHWEST BANCORP, INC.
2008 STOCK OPTION PLAN
General
     Subject to stockholder approval at the annual meeting and approval or non-objection from the Office of Thrift Supervision, we have established the Northwest Bancorp, Inc. 2008 Stock Option Plan (the “Stock Option Plan”). Under the Stock Option Plan, options to purchase up to 1,750,000 shares of common stock may be granted to our employees and directors. As of March 31, 2008, the market value of our shares of common stock was $27.33 per share. Our Board of Directors believes that it is appropriate to adopt a flexible and comprehensive stock option plan that permits the granting of a variety of long-term incentive awards to directors and officers as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of Northwest Savings Bank and Northwest Bancorp, Inc. most depends. The complete text of the Stock Option Plan is attached as Appendix A to this proxy statement. The principal features of the Stock Option Plan are summarized below.
Principal Features of the Stock Option Plan
     The Stock Option Plan provides for awards in the form of stock options and/or stock appreciation rights. Each award shall be on such terms and conditions, consistent with the Stock Option Plan, as the committee administering the Stock Option Plan may determine. The Stock Option Plan, including the awards permitted under the Stock Option Plan, and the terms and conditions of the Stock Option Plan, are subject to the approval or non-objection of the Office of Thrift Supervision. See “—Amendment and Termination” for a description of how the Stock Option Plan can be amended following stockholder approval.
     The term of stock options generally will not exceed ten years from the date of grant. Stock options granted under the Stock Option Plan may be either “Incentive Stock Options” as defined under Section 422 of the Code or stock options not intended to qualify as such (“non-qualified stock options”). No stock option awards have been granted to date under the Stock Option Plan.
     Subject to approval or non-objection from the Office of Thrift Supervision, shares issued upon the exercise of a stock option under the Stock Option Plan shall be shares acquired by Northwest Bancorp, Inc. in open market purchases or issued from authorized but unissued shares. Any shares subject to an award that expires or is terminated unexercised will remain available for issuance under the Stock Option Plan. Generally, at the discretion of the Board of Directors, all or any vested non-qualified stock options granted under the Stock Option Plan may be transferable by the participant but only to the persons or classes of persons determined by the Board. No other award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Stock Option Plan.
     The Stock Option Plan will be administered by not less than three members of Northwest Bancorp, Inc.’s Compensation Committee who are “disinterested directors” (as defined in the Stock Option Plan), or the entire Board of Directors. Pursuant to the terms of the Stock Option Plan, directors and employees of Northwest Savings Bank or Northwest Bancorp, Inc. are eligible to participate. As of March 31, 2008, there were eight non-employee directors eligible to participate in the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Committee will determine to whom the awards will be granted, in what amounts, and the period over which such awards will vest. Unless otherwise determined by the Committee, the vesting amount may not be more than 20% per year. Generally, the aggregate amount of the awards granted to all directors may not exceed 30% of the shares in the Stock Option Plan. Subject to the terms of the Stock Option Plan, the maximum number of shares of common stock that may be subject to stock options or stock appreciation rights granted to any one participant during any calendar year shall be 100,000. The Committee may accelerate the time period for exercising options.
     In granting awards under the Stock Option Plan, the Committee will consider, among other things, position and years of service, individual performance evaluations and the value of the individual’s services to Northwest Savings Bank and Northwest Bancorp, Inc. The exercise price of stock options will be at least the fair market value of the underlying common stock at the time of the grant. Once granted, stock options may not be re-priced (i.e., the exercise price may not be changed other than adjustments for stock splits, stock dividends and similar events). The exercise price may be paid in cash, common stock, or via a broker-assisted “cashless exercise” (as defined in the Stock Option Plan).
     Stock Options. Incentive Stock Options can only be granted to employees of Northwest Savings Bank, Northwest Bancorp, Inc. or an “affiliate” (i.e., a parent or subsidiary corporation of Northwest Savings Bank or Northwest Bancorp, Inc.). Outside directors will be granted non-qualified stock options. No option granted to an officer in connection with the Stock Option Plan will be exercisable as an Incentive Stock Option subject to incentive tax treatment if exercised more than three months after the date on which the optionee terminates employment with Northwest Savings Bank and/or Northwest Bancorp, Inc., except as set forth below. In the event a participant ceases to maintain continuous service with Northwest Bancorp, Inc. or an affiliate by reason of death, disability, following a change in control, or normal retirement, options still subject to restrictions will vest and be free of these restrictions and, except following a change in control, can be exercised for the remainder of the options’ original term. Incentive Stock Options exercised more than three months following the date the optionee terminates employment shall be treated as a non-qualified stock option as described above; provided, however, that in the event of death or disability, Incentive Stock Options may be exercised and receive incentive tax treatment for up to at least one year following termination of employment, subject to the requirements of the Internal Revenue Code. In the event a participant ceases to maintain continuous service for any other reason, the participant will forfeit all nonvested options. The participant’s vested options will remain exercisable for up to three months.
     Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive a payment in Northwest Bancorp, Inc. common stock of an amount equal to the excess of the fair market value of a specified number of shares of common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement.
     Effect of Adjustments. Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of Northwest Bancorp, Inc. without receipt of payment or consideration by Northwest Bancorp, Inc.
     In the case of any merger, consolidation or combination of Northwest Bancorp, Inc. with or into another holding company or other entity, whereby holders of common stock will receive cash for each share of common stock exchanged in the transaction, any individual with exercisable options will receive an amount equal to the difference between (i) the cash payment times the number of shares of common stock subject to such options and (ii) the aggregate exercise price of all surrendered options.
     Amendment and Termination. The Board of Directors may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof, provided, however, that no such amendment, suspension or termination shall impair the rights of any individual, without his consent, in any award made pursuant to the plan. In addition, no amendment may (i) materially increase the benefits accruing to participants under the Stock Option Plan; (ii) materially increase the aggregate number of securities that may be issued under the Stock Option Plan, other than pursuant to corporate transactions described in the Stock Option Plan, or (iii) materially modify the requirements for participation in the Stock Option Plan, unless the amendment under (i), (ii) or (iii) above is approved by our stockholders. However, the Committee may make any amendment to the Stock Option Plan or an award agreement to conform the Stock Option Plan or the award agreement to applicable law or regulation, to revise the Plan in response to amendments required by any bank regulatory agency, or to avoid accounting treatments that would materially affect the financial condition or results of operations of Northwest Bancorp, Inc. The Stock Option Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Stock Option Plan on or after the ten-year anniversary of the effective date of the Stock Option Plan.
     Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the Stock Option Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.
     The exercise of a stock option that is an “Incentive Stock Option” within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the individual nor entitle Northwest Bancorp, Inc. to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an adjustment to alternative minimum taxable income which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The sale of an Incentive Stock Option share prior to the end of the applicable holding period, i.e., the longer of two years from the date of grant or one year from the date of exercise, will cause any gain to be taxed at ordinary income tax rates, with respect to the spread between the exercise price and the fair market value of the share on the date of exercise and at applicable capital gains rates with respect to any post exercise appreciation in the value of the share.

     The exercise of a non-qualified stock option will result in the recognition of ordinary income on the date of exercise in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.
     The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the fair market value of shares received will be taxable to the participant as ordinary income and we will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
     We will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the individual under the various circumstances described above, provided that we meet our federal withholding tax obligations.
     The affirmative vote of (x) a majority of the shares represented at the annual meeting and entitled to vote, and (y) a majority of the votes cast at the annual meeting by stockholders other than by our majority stockholder, Northwest Bancorp, MHC is required for the approval of the Stock Option Plan. For purposes of the vote required in clause (x) above, shares as to which the “ABSTAIN” box has been selected will be treated as votes cast and will have the same effect as a vote against ratification. For purposes of the vote required in clause (y) above, shares as to which the “ABSTAIN” box has been selected are not considered votes cast for or against approval. Broker non-votes are not considered represented at the annual meeting and are not considered votes cast for or against approval of the 2008 Stock Option Plan.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE STOCK OPTION PLAN.
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Our independent registered public accounting firm for the year ended December 31, 2007 was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2008, subject to the ratification of the engagement by our stockholders as required by our Bylaws. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2008. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he so desires.
     Although stockholder ratification of the independent registered public accounting firm is required by our Bylaws, even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northwest Bancorp, Inc. and its stockholders.
     Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2007 and 2006.

     The aggregate fees included in the Audit Fees category were fees billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended	Year Ended
	December 31, 2007	December 31, 2006

Audit Fees	$633,500	$479,500
Audit-Related Fees	27,000	10,000
Tax Fees	149,000	89,195
All Other Fees	1,500	1,500
     Audit Fees. Audit fees of $633,500 for the year ended December 31, 2007 and $479,500 for the year ended December 31, 2006 were for professional services rendered for the audits of our consolidated financial statements and internal controls over financial reporting, review of the financial statements included in our quarterly reports on Form 10-Q and the internal controls attestation required under Federal Deposit Insurance Corporation regulations.
     Audit-Related Fees. Audit-related fees of $27,000 for the year ended December 31, 2007 were for the December 31, 2005 401(k) plan audit and student lending audit procedures. Audit-related fees of $10,000 for the year ended December 31, 2006 were additional billings related to the June 30, 2005 audit and an accounting opinion related to an acquisition required to be included in the regulatory application. Such fees are reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.
     Tax Fees. Tax fees of $149,000 for the year ended December 31, 2007 and $89,195 for the year ended December 31, 2006 were for services related to tax compliance and tax planning.
     All Other Fees. Other fees of $1,500 for each of the years ended December 31, 2007 and 2006 were for access to the independent registered public accounting firm’s on-line technical database.
     The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax consulting services rendered, is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as our independent registered public accounting firm.
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above.
     In order to ratify the selection of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2008, the proposal must receive at least a majority of the votes represented at the annual meeting, without regard to broker non-votes, in favor of such ratification. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the year ended December 31, 2008.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING
     Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no later than five days before the date of the meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business, (c) the class and number of shares of Northwest Bancorp, Inc. which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of our Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2009 Annual Meeting of Stockholders must be given to us no later than five days prior to the date of the meeting, as indicated above.
STOCKHOLDER PROPOSALS
     In order to be eligible for inclusion in our proxy materials for our 2009 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 100 Liberty Street, Warren, Pennsylvania 16365, no later than December 12, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
OTHER MATTERS
     The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
MISCELLANEOUS
     The cost of solicitation of proxies will be borne by Northwest Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December 31, 2007 has been mailed or made available online to all stockholders of record as of March 31, 2008. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
     We intend to deliver only one Annual Report on Form 10-K and Proxy Statement to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:
                                                                                Shareholder Relations
                                                                                Northwest Bancorp, Inc.
                                                                                100 Liberty Street
                                                                                Warren, PA 16365-2353
                                                                                Phone: (814) 728-7263
                                                                                Fax: (814) 728-7128
Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory C. LaRocca
Executive Vice President and Corporate Secretary

Warren, Pennsylvania
April 10, 2008

APPENDIX A
NORTHWEST BANCORP, INC.
2008 STOCK OPTION PLAN
ARTICLE 1 — GENERAL
     Section 1.1 Purpose, Effective Date and Term. The purpose of this 2008 Stock Option Plan (this “Plan”) is to promote the long-term financial success of Northwest Bancorp, Inc., a federal mid-tier holding company (the “Company”), and its Subsidiaries, including Northwest Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of this Plan is May 21, 2008, the expected date of the approval of this Plan by the Company’s stockholders, and/or such later date pursuant to which the Plan may be approved by the Office of Thrift Supervision or the Office of Thrift Supervision provides its non-objection to the Plan. This Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under this Plan after the day before the ten-year anniversary of the Effective Date.
     Section 1.2 Administration. This Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.
     Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of this Plan shall be a “Participant” in this Plan. Awards under this Plan shall be limited to Employees and Directors of the Company or any Subsidiary.
     Section 1.4 Definitions. Capitalized terms used in this Plan are defined as set forth in Article 8 and elsewhere in this Plan.
ARTICLE 2 — AWARDS
     Section 2.1 General. Any award under this Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under this Plan shall be subject to the terms and conditions of this Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and/or as may be required by the Office of Thrift Supervision and as evidenced in the Award Agreement. Subject to the provisions of Section 2.6, an award may be granted as an alternative to or replacement of an existing award under this Plan or any other stock benefit plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the stock benefit or other compensation plan of any entity acquired by the Company or any Subsidiary. The types of awards that may be granted under this Plan include:
          (a) Stock Options. A stock option means a grant under Section 2.2. which represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the day before the ten-year anniversary of the Effective Date; or (ii) granted to a non-Employee. Unless otherwise specified in the Award Agreement or prohibited by statute, a stock option awarded to an Employee shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a Non-Qualified Option.
          (b) Stock Appreciation Rights. A stock appreciation right (a “SAR”) means a grant under Section 2.2, which represents the right to receive, in shares of Stock, an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise, over (ii) the Exercise Price established by the Committee in accordance with Section 2.2 hereof.
     Section 2.2 Stock Options and SARs. (a) Grant of Stock Options and SARs. Each stock option or SAR shall be evidenced by an Award Agreement that shall: (i) specify the number of stock options or SARs covered by the award; (ii) specify the date of grant of the stock option or SAR; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with this Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. In addition, the Committee, in its sole discretion, may condition the vesting or exercise of an award on the requirement that the Participant not compete with the Company during the period that an award is outstanding and such requirement shall be set forth in the Award Agreement executed by the Participant and an authorized officer of the Company.
          (b) Terms and Conditions. A stock option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a stock option or SAR be exercised later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each stock option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; and, provided further, that the Exercise Price may be higher or lower in the case of stock options or SARs granted in replacement of existing awards held with respect to an acquired entity. The payment of the Exercise Price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof. The total number of shares that may be acquired upon the exercise of a stock option or SAR shall be rounded down to the nearest whole share.
     Section 2.3 Vesting of Awards. If the right to become vested in an award under this Plan (including the right to exercise a stock option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without it being granted in lieu of, or in exchange for, other compensation, then, unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of Service for full vesting shall be five (5) years (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement, or Involuntary Termination of Employment following a Change in Control). Unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of Service for full vesting with respect to an award granted to Directors also shall be five (5) years (subject to acceleration in such similar events as applied to Employee Participants, and provided that Service as a director emeritus or advisory director shall constitute Service for purposes of vesting).
     Section 2.4 Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend this Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to this Plan or an Award Agreement pursuant to this Section 2.4 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under this Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
     Section 2.5 Prohibition Against Stock Option Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a stock option or SAR previously granted under this Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the stock option’s in-the-money value) or replacement grants, or other means.
     Section 2.6. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of award. Unless the Committee shall specifically state otherwise at the time an award is granted, all awards to an Employee or Director shall vest immediately upon such individual’s death, Disability or Retirement Unless otherwise provided in an Award Agreement, the following provisions shall apply to each award granted under this Plan:
          (a) Upon a Participant’s Termination of Service for any reason other than Disability, Retirement, death or termination for Cause, stock options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and stock options and SARs may be exercised only for a period of three months following termination (or the remaining term, if less).
          (b) In the event of a Termination of Service for Cause, all stock options and SARs granted to a Participant under this Plan not exercised or vested shall expire and be forfeited.
          (c) Upon Termination of Service for reason of Disability, Retirement or death, all stock options and SARs shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, at the date of Termination of Service, and stock options and SARs may be exercised for the remaining term of the Award, provided, however, that no stock option shall be eligible for treatment as an ISO in the event such stock option is exercised more than one year following termination of employment due to Disability and, provided further, that in order to obtain ISO treatment for stock options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after termination of employment.
          (d) The effect of a Change in Control on the vesting/exercisability of stock options and SARs is as set forth in Article 4.
ARTICLE 3 — SHARES SUBJECT TO PLAN
     Section 3.1 Available Shares. Subject to approval or non-objection from the Office of Thrift Supervision, the shares of Stock with respect to which awards may be made under this Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
     Section 3.2 Share Limitations.
          (a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under this Plan shall be 1,750,000. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.
          (b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a stock option or SAR (other than a tandem SAR), shares of Stock covered by an award shall only be counted as used to the extent they are actually issued. Any shares of Stock related to awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, that are settled in cash in lieu of shares of Stock, or that are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares of Stock, shall be available again for grant under this Plan. However, the full number of SARs granted that are to be settled by the issuance of shares of Stock shall be counted against the number of shares available for award under this Plan, regardless of the number of shares actually issued upon settlement of such SARs.

     Section 3.3 Limitations on Grants to Individuals.
          (a) Stock Options and SARs. The maximum number of shares of Stock that may be subject to stock option awards under this Plan shall be 1,750,000, all of which may be designated as ISOs. The maximum number of shares of Stock that may be subject to stock options or SARs granted to any one Participant during any calendar year shall be 100,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with a SAR, such that the exercise of the stock option or SAR with respect to a share of Stock cancels the tandem SAR or stock option, respectively, with respect to such share, the tandem stock option and SAR with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this Section 3.3.
          (b) Director Awards. The maximum number of shares of stock that may be covered by awards granted to all non-Employee Directors, in aggregate, pursuant to Section 2.1(a) and Section 2.1(b) (relating to stock options and SARs) shall be thirty percent (30%) of all shares of Stock to be granted pursuant to Section 2.1(a) and Section 2.1(b) (relating to stock options and SARs). The foregoing limitations shall not apply to cash-based Director fees that a non-Employee Director elects to receive in the form of shares of Stock or with respect to enticement awards made to new Directors.
     Section 3.4 Corporate Transactions.
          (a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under this Plan and/or under any award granted under this Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of stock options and SARs in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding stock options and SARs, and (iii) the Exercise Price of stock options and SARs. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options or SARs (including, without limitation, cancellation of stock options or SARs in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of stock options and SARs using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
          (b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any stock options or SARs granted under this Plan that remain outstanding shall be converted into stock options to purchase voting common equity securities of the business entity that survives such merger, consolidation or other business reorganization or SARs having substantially the same terms and conditions as the outstanding stock options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding stock options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the stock option or SAR being canceled.
          (c) The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described above, affecting the

Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on the Participants under this Plan.
     Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under this Plan shall be subject to the following:
          (a) Compliance with Applicable Laws. Notwithstanding any other provision of this Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under this Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.
          (b) Certificates. To the extent that this Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
ARTICLE 4 — CHANGE IN CONTROL
     Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in this Plan or as determined by the Committee and set forth in the terms of any Award Agreement:
          (a) At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or as to a Director, Termination of Service as a Director) following a Change in Control, all stock options and SARs then held by the Participant shall become fully exercisable and shall be exercisable for the remaining unexpired term of the award.
          (b) In the event of a Change in Control, any performance measure attached to an award under this Plan shall be deemed satisfied as of the date of the Change in Control.
     Section 4.2 Definition of Change in Control. For purposes of this Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:
          (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (i) the term “Person” shall not include (A) the MHC, the Company or any of its Subsidiaries, (B) an employee benefit plan of the Company or any of its Subsidiaries (including this Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (C) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (ii) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (iii) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or
          (b) the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or
          (c) a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or
          (d) a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or
          (e) a Potential Change in Control occurs, and the Board determines, pursuant to the vote of a majority of the Whole Board with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a Change in Control for the purposes of this Plan.
     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities that increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In addition, and notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of or in connection with a second-step conversion of the MHC, unless otherwise provided in the Award Agreement. In the event that an award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such award is to be triggered solely by a Change in Control, then with respect to such award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.
ARTICLE 5 — COMMITTEE
     Section 5.1 Administration. This Plan shall be administered by the Committee, which shall be comprised of the members of the Compensation Committee of the Board of Directors of the Company, and which shall also be comprised of not less than three Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer awards that are made to Participants who at the time of consideration for such award (i) are persons subject to Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under this Plan with the same force and effect under this Plan as if done or exercised by the Committee.
     Section 5.2 Powers of Committee. The Committee’s administration of this Plan shall be subject to the following:
          (a) Subject to the provisions of this Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such awards (subject to the restrictions imposed by Article 6), to cancel or suspend awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

          (b) The Committee will have the authority and discretion to interpret this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make all other determinations that may be necessary or advisable for the administration of this Plan.
          (c) The Committee will have the authority to define terms not otherwise defined herein.
          (d) Any interpretation of this Plan by the Committee and any decision made by it under this Plan is final and binding on all persons.
          (e) In controlling and managing the operation and administration of this Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.
     Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or this Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under this Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under this Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegatees shall be treated hereunder as acts of the Committee and such delegatees shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
     Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee such data and information as the Committee determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under this Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of this Plan.
     Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 — AMENDMENT AND TERMINATION
     Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate this Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.4, Section 3.4 and Section 6.2) may cause the award to violate Code Section 409A or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any award granted under this Plan prior to the date such amendment is adopted by the Board; provided, however that, no amendment may (a) materially increase the benefits accruing to Participants under this Plan; (b) materially increase the aggregate number of securities that may be issued under this Plan, other than pursuant to Section 3.4; or (c) materially modify the requirements for participation in this Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

     Section 6.2 Amendment to Conform to Law, Accounting Changes and Bank Regulation. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming this Plan or the Award Agreement to any present or future law or regulation relating to plans of this or similar nature (including, but not limited to, Code Section 409A), (ii) revising this Plan in response to amendments required by any bank regulatory agency, or (iii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of this Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.4 to any award granted under this Plan without further consideration or action.
ARTICLE 7 — GENERAL TERMS
     Section 7.1 No Implied Rights.
          (a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in this Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under this Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in this Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
          (b) No Contractual Right to Employment or Future Awards. This Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.
          (c) No Rights as a Stockholder. Except as otherwise provided in this Plan, no award under this Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
     Section 7.2 Transferability. Except as otherwise so provided by the Committee, ISOs under this Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the stock option while held in the trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this sub-section (iii), the stock option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of Non-Qualified Options under this Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
     Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
     Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
     Section 7.5 Award Agreement. Each award granted under this Plan shall be evidenced by an Award Agreement signed by the Participant to whom the award was granted. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.
     Section 7.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under this Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of this Plan, as the Committee shall require.
     Section 7.7 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
     Section 7.8 Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of shares of Stock subject to the stock option or SAR (without issuance of such shares of Stock to the option holder) by a number equal to the quotient of (i) the total minimum amount of required tax withholding divided by (ii) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the award were subject to minimum tax withholding requirements.
     Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.
     Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
     Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the

Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     Section 7.13 Governing Law. This Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Warren County, Pennsylvania, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of this Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under this Plan, agrees to submit himself, and any such legal action as he shall bring under this Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
     Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as otherwise set forth in a Qualified Retirement Plan, awards to a Participant (including the grant and the receipt of benefits) under this Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
     Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
     Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in this Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, electronic mail or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
          (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
          (b) in the case of certified or registered U.S. mail, three (3) days after deposit in the U.S. mail; or
          (c) in the case of facsimile or electronic mail, the date upon which the transmitting party received confirmation of receipt;
provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.
     Section 7.17 Forfeiture Events.
          (a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
          (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve (12)-month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee in its sole and exclusive discretion may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any award granted hereunder.
ARTICLE 8 — DEFINED TERMS; CONSTRUCTION
     Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
          (a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
          (b) “Award Agreement” means the document (in whatever medium prescribed by the Committee) that evidences the terms and conditions of an award under this Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company. Notwithstanding the foregoing, if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.
          (e) “Change in Control” has the meaning ascribed to it in Section 4.2.
          (f) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
          (g) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
          (h) “Committee” means the Committee acting under Article 5.

          (i) “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee prior to the vesting date of an award, as the Committee may determine in its sole discretion.
          (j) “Director” means a member of the Board of Directors of the Company or a Subsidiary, and also includes advisory directors and directors emeritus.
          (k) “Disability” or “Disabled” means that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees. Notwithstanding the foregoing, if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
          (l) “Disinterested Board Member” means a member of the Board who: (i) is not a current Employee of the Company or a Subsidiary, (ii) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (iii) has not been an officer of the Company, (iv) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.
          (m) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under this Plan.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          (o) “Excluded Transaction” means (i) a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction; and (ii) a second-step conversion of the MHC.
          (p) “Exercise Price” means the price established with respect to a stock option or SAR pursuant to Section 2.2.
          (q) “Fair Market Value” means, with respect to a share of Stock on a specified date:
          (i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal

United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or
          (ii) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or
          (iii) if (i) and (ii) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirement of Code Section 409A and the regulations promulgated thereunder. For purposes of the exercise of a stock option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.
          (r) Following a Change in Control, a termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events: (i) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (ii) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to a Change in Control; (iii) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (iv) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (v) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (vi) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.
          (s) “Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.
          (t) “Incumbent Directors” means:
               (i) the individuals who, on the date hereof, constitute the Board; and
               (ii) any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (A) by the vote of at least two-thirds of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (B) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments
          (u) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

          (v) “ISO” has the meaning ascribed to it in Section 2.1(a).
          (w) “MHC” means Northwest Bancorp, MHC.
          (x) “Non-Qualified Option” means the right to purchase shares of stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee who is either not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
          (y) “Participant” means any individual who has received, and currently holds, an outstanding award under this Plan.
          (z) “Potential Change in Control” means:
               (i) the public announcement by any Person of an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or
               (ii) one or more transactions, events or occurrences that result in a change in control of the Company or any Subsidiary within the meaning of the Home Owners’ Loan Act, as amended, and the applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or
               (iii) a proxy statement soliciting proxies from stockholders of the Company is filed or distributed, seeking stockholder approval of a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other entities, but only if such plan of reorganization, merger, consolidation or similar transaction has not been approved by the vote of at least two-thirds of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such plan of reorganization, merger, consolidation or similar transaction.
          (aa) “Retirement” means retirement from employment as an Employee or Service as a Director on or after the occurrence of any of the following:
               (i) attainment of age 65; or
               (ii) attainment of age 55 with 15 years of Service; or
               (iii) the completion of 25 years of Service.
Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.
          (bb) “SAR” has the meaning ascribed to it in Section 2.1(b).
          (cc) “SEC” means the Securities and Exchange Commission.
          (dd) “Securities Act” means the Securities Act of 1933, as amended from time to time.
          (ee) “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.
          (ff) “Stock” means the common stock of the Company, $0.10 par value per share.
          (gg) “Subsidiary” means any corporation, affiliate, bank or other entity that would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or interests in the profits.

          (hh) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
               (i) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
               (ii) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six (6) month period. For purposes of this sub-section (hh), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1). The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that such leave does not exceed ninety (90) day as, or if longer, as long as the Employee’s right to reemployment is guaranteed either by statute or contract.
               (iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.
               (iv) Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section (hh),the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any award under this Plan constitutes Deferred Compensation (as defined in Section 2.5 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” within the meaning of Code Section 409A shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will not exceed 49% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.
               (v) With respect to a Participant Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.
          (ii) “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.
          (jj) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.
     Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

          (a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
          (b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
          (c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
          (d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
          (e) indications of time of day mean Pennsylvania time;
          (f) “including” means “including, but not limited to”;
          (g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
          (h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
          (i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
          (j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
          (k) all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles (GAAP).

100 LIBERTY STREET
WARREN, PA 16365 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2008. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic vote authorization form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Northwest Bancorp, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2008. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Bancorp, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: NWBNC1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS REVOCABLE PROXY IS VALID ONLY WHEN SIGNED AND DATED. NORTHWEST BANCORP, INC. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote “FOR” each of the listed proposals. Vote On Directors 1. The election as directors of all nominees listed below (except as marked to the contrary at the right) Nominees: 01) William J. Wagner 02) Thomas K. Creal, III 03) A. Paul King Vote On Proposals For Against Abstain 2. The approval of the Northwest Bancorp, Inc. 2008 Stock Option Plan. 3. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2008. The undersigned acknowledges receipt from the Company prior to the execution of this proxy card of the Notice of the Meeting, a proxy statement dated April 10, 2008 and audited financial statements. Please complete and date this proxy card and return it promptly in the enclosed postage-prepaid envelope. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend the Meeting. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Yes No Please sign exactly as your name appears on this card. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

REVOCABLE PROXY NORTHWEST BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 21, 2008 The signer(s) on the reverse side hereby appoints the official proxy committee, consisting of the entire Board of Directors with full powers of substitution, to act as attorneys and proxies, to vote all shares of Common Stock of the Company which the signer(s) is/are entitled to vote at the 2008 Annual Meeting of Stockholders (“Meeting”) to be held on May 21, 2008 at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. The official proxy committee is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. Address Changes/Comments: ___ ___ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)